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                                                                 EXHIBIT 21.1

LIST OF SUBSIDIARIES

    The following table sets forth a list of the Company's subsidiaries as of the Distribution Date:

                              JURISDICTION OF
NAME                          INCORPORATION/ORGANIZATION          DBA
----                          --------------------------          ---
Ventures Services Inc.       Delaware                            PriceSmart
                                                                  PriceCostco

PriceCosto de Panama, S.A.    Panama                              PriceCostco

P.B. Real Estate, S.A.        Panama